EXCHANGE AGREEMENT


                                     Between

                         WATERFORD STERLING CORPORATION

                                       and

                             WATERFORD FLORIDA, INC.




                             Dated January 31, 2001

                                TABLE OF CONTENTS

ARTICLE I    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD FLORIDA

              1.01              Organization.................................1
              1.02              Capitalization...............................1
              1.03              Financial Statements.........................2
              1.04              Information..................................2
              1.05              Options and Warrants.........................2
              1.06              Absence of Certain Changes or Events.........2
              1.07              Title and Related Matters....................3
              1.08              Litigation and Proceedings...................3
              1.09              Contracts....................................3
              1.10              Material Contract Defaults...................4
              1.11              No Conflict With Other Instruments...........4
              1.12              Governmental Authorizations..................4
              1.13              Compliance With Laws and Regulations.........4
              1.14              Insurance....................................4
              1.15              Approval of Agreement........................4
              1.16              Material Transactions or Affiliations........4
              1.17              Waterford Florida Schedules..................5
              1.18              Payroll Taxes and Corporate Taxes............6
              1.19              Valid Obligation.............................6

ARTICLE II   REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD STERLING

              2.01              Organization.................................6
              2.02              Capitalization...............................6
              2.03              Subsidiaries and Predecessor Corporations....6
              2.04              Filings; Books and Records...................6
              2.05              Information..................................6
              2.06              Options and Warrants.........................7
              2.07              Absence of Certain Changes or Events.........7
              2.08              Title and Related Matters....................7
              2.09              Litigation and Proceedings...................7
              2.10              Contracts....................................7
              2.11              Material Contract Defaults...................8
              2.12              No Conflict With Other Instruments...........8
              2.13              Governmental Authorizations..................8
              2.14              Compliance With Laws and Regulations.........8
              2.15              Approval of Agreement........................8
              2.16              Continuity of Business Enterprises...........8
              2.17              Material Transactions or Affiliations........8
              2.18              Labor Relations..............................8
              2.19              Waterford Sterling Schedules.................8
              2.20              Valid Obligation.............................9

ARTICLE III   PLAN OF EXCHANGE

              3.01              The Exchange.................................9
              3.02              Closing......................................9
              3.03              Closing Events...............................9
              3.04              Termination..................................9

ARTICLE IV        SPECIAL COVENANTS

                  4.01           Access to Properties and Records............10
                  4.02           Delivery of Books and Records...............11
                  4.03           Third Party Consents and Certificates.......11
                  4.04           Consent of Waterford Florida Shareholders...11
                  4.05           Actions Prior to Closing....................11
                  4.06           Sales Under Rule 144 or 145, If Applicable..11
                  4.07           Indemnification.............................12

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD STERLING

                  5.01           Accuracy of Representations and Performance of
                                 Covenants...................................12
                  5.02           Officer's Certificates......................12
                  5.03           No Material Adverse Change..................12
                  5.04           Approval by Waterford Florida Shareholders..12
                  5.05           No Governmental Prohibitions................13
                  5.06           Consents....................................13
                  5.07           Other Items.................................13

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD FLORIDA AND THE WATERFORD FLORIDA SHAREHOLDERS

                  6.01           Accuracy of Representations and Performance of
                                 Covenants...................................13
                  6.02           Officer's Certificate.......................13
                  6.03           No Material Adverse Change..................13
                  6.04           No Governmental Prohibition.................13
                  6.05           Consents....................................13
                  6.06           Other Items.................................14

ARTICLE VII       MISCELLANEOUS

                  7.01           Brokers.....................................14
                  7.02           Governing Law...............................14
                  7.03           Notices.....................................14
                  7.04           Attorney's Fees.............................14
                  7.05           Confidentiality.............................14
                  7.06           Public Announcements and Filings............15
                  7.07           Schedules; Knowledge........................15
                  7.08           Third Party Beneficiaries...................15
                  7.09           Expenses....................................15
                  7.10           Entire Agreement............................15
                  7.11           Survival; Termination.......................15
                  7.12           Counterparts................................15
                  7.13           Amendment or Waiver.........................15
                  7.14           Best Efforts................................15

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 31st day of January, 2001, by and between WATERFORD STERLING CORPORATION, a Delaware corporation (hereinafter referred to as "Waterford Sterling") and WATERFORD FLORIDA, INC., a Nevada corporation (hereinafter referred to as "Waterford Florida"), upon the following premises:

                                    Premises

         WHEREAS, Waterford Sterling, formerly Skreem.com Corporation, is a publicly held corporation organized under the laws of the State of Delaware;

         WHEREAS, Waterford Florida, formerly Waterford Sterling Corporation, is a privately held corporation organized under the laws of the State of Nevada and engaged in marketing and distributing furniture to the hotel industry;

         WHEREAS, Waterford Sterling agrees to acquire 100% of the issued and outstanding securities of Waterford Florida in exchange for the issuance of certain shares of Waterford Sterling (the "Exchange") and Waterford Florida agrees to use its best efforts to cause its shareholders (the "Waterford Florida Shareholders") to exchange their securities of Waterford Florida on the terms described herein; and

         WHEREAS, Waterford Sterling and Waterford Florida desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

         REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD FLORIDA

         As an inducement to, and to obtain the reliance of Waterford Sterling, except as set forth on the Waterford Florida Schedules (as hereinafter defined), Waterford Florida represents and warrants as follows:

         Section 1.01 Organization. Waterford Florida is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Waterford Florida Schedules are complete and correct copies of the restated articles of incorporation, and bylaws of Waterford Florida as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Waterford Florida's articles of incorporation or bylaws. Waterford Florida has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. Waterford Florida has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of Waterford Florida consists of 30,000,000 shares of common stock, $.001 par value per share, of which 7,000,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

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
         Section 1.03      Financial Statements.
                           --------------------

         (a) Included in the Waterford Florida Schedules is the unaudited balance sheet and the related statements of operations of Waterford Florida as of December 31, 2000.

         (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Waterford Florida balance sheet presents a true and fair view as of the date of such balance sheet of the financial condition of Waterford Florida. Waterford Florida did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Waterford Florida in accordance with generally accepted accounting principles.

         (c) Waterford Florida has no liabilities with respect to the payment of any federal, state, county,local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

         (d) Waterford Florida has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

         (e) The books and records, financial and otherwise, of Waterford Florida are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         (f) All of Waterford Florida's assets are reflected on its financial statements, and, except as set forth in the Waterford Florida Schedules or the financial statements of Waterford Florida or the notes thereto, Waterford Florida has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 1.04 Information. The information concerning Waterford Florida set forth in this Agreement and in the Waterford Florida Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Waterford Florida has fully disclosed in writing to Waterford
Sterling (through this Agreement or the Waterford Florida Schedules) all information relating to matters involving Waterford Florida or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Waterford Florida or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Waterford Florida, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing , including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.05 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Waterford Florida common stock, except options, warrants, calls or commitments, if any, to which Waterford Florida is not a party and by which it is not bound.

     Section 1.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Waterford Florida Schedules, since December 31, 2000:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Waterford Florida or
         (ii) any damage, destruction, or loss to Waterford Florida (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Waterford Florida;

         (b) Waterford Florida has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (ii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Waterford Florida; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business;
         (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vi) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c) Waterford Florida has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Waterford Florida balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Waterford Florida; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the best knowledge of Waterford Florida, Waterford Florida has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of Waterford Florida.

         Section 1.07 Title and Related Matters. Waterford Florida has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Waterford Florida balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Waterford Florida Schedules. Except as set forth in the Waterford Florida
Schedules, Waterford Florida owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Waterford Florida's business. Except as set forth in the Waterford Florida Schedules, no third party has any right to, and Waterford Florida has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Waterford Florida or any material portion of its properties, assets, or rights.

         Section 1.08 Litigation and Proceedings. Except as set forth in the Waterford Florida Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Waterford Florida after reasonable investigation, threatened by or against Waterford Florida or affecting Waterford Florida or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Waterford Florida does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.09     Contracts.
                           ---------

         (a) Except as included or described in the Waterford Florida Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Waterford Florida is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least twenty-five thousand dollars ($25,000));

         (b) All contracts, agreements, franchises, license agreements, and other commitments to which Waterford Florida is a party or by which its properties are bound and which are material to the operations of Waterford Florida taken as a whole are valid and enforceable by Waterford Florida in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

         (c) Waterford Florida is not a party to or bound by, and the properties of Waterford Florida are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Waterford Florida; and

         (d) Except as included or described in the Waterford Florida Schedules or reflected in the most recent Waterford Florida balance sheet, Waterford Florida is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Waterford Florida is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Waterford Florida.

         Section 1.10 Material Contract Defaults. Waterford Florida is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Waterford Florida and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Waterford Florida has not taken adequate steps to prevent such a default from occurring.

         Section 1.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Waterford Florida is a party or to which any of its properties or operations are subject.

         Section 1.12 Governmental Authorizations. Except as set forth in the Waterford Florida Schedules, Waterford Florida has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Waterford Florida of this Agreement and the consummation by Waterford Florida of the transactions contemplated hereby.

         Section 1.13 Compliance With Laws and Regulations. Except as set forth in the Waterford Florida Schedules, to the best of its knowledge Waterford Florida has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Waterford Florida, or except to the extent that noncompliance would not result in the occurrence of any material liability for Waterford Florida.

         Section 1.14 Insurance. All of the properties of Waterford Florida are fully insured for their full replacement cost.

         Section 1.15 Approval of Agreement. The board of directors of Waterford Florida has authorized the execution and delivery of this Agreement by Waterford Florida and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Waterford Florida Shareholders that the Exchange be accepted by them.

         Section 1.16 Material Transactions or Affiliations. Set forth in the Waterford Florida Schedules is a description of every contract, agreement, or arrangement between Waterford Florida and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Waterford Florida to own beneficially, 5% or more of the issued and outstanding common stock of Waterford Florida and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the Waterford Florida Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of Waterford Florida has, or has had since inception of Waterford Florida, any known interest, direct or indirect, in any transaction with Waterford Florida which was material to the business of Waterford Florida. There are no commitments by Waterford Florida, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.17 Waterford Florida Schedules. Waterford Florida has delivered to Waterford Sterling the following schedules, which are collectively referred to as the "Waterford Florida Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Waterford Florida as complete, true, and correct as of the date of this Agreement in all material respects:

          (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Waterford Florida in effect as of the date of this Agreement;

          (b) a schedule containing the financial statements of Waterford Florida identified in paragraph 1.03(a);

          (c) a Schedule 1.17(c) containing a list indicating the name and address of each shareholder of Waterford Florida together with the number of shares owned by him, her or it;

          (d) a schedule containing a description of all real property owned by Waterford Florida, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Waterford Florida carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Waterford Florida);

          (f) a schedule listing the accounts receivable and notes and other obligations receivable of Waterford Florida as of December 31, 2000, or thereafter other than in the ordinary course of business of Waterford Florida, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

          (g) a schedule listing the accounts payable and notes and other obligations payable of Waterford Florida as of December 31, 2000, or that arose thereafter other than in the ordinary course of the business of Waterford Florida, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Waterford Florida respecting such obligations;

          (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Waterford Florida since December 31, 2000, required to be provided pursuant to section 1.07 hereof; and

          (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Waterford Florida Schedules by Sections 1.01 through 1.16.

         Waterford Florida shall cause the Waterford Florida Schedules and the instruments and data delivered to Waterford Sterling hereunder to be promptly updated after the date hereof up to and including the Closing .

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Waterford Florida. Waterford Florida shall have until February 28, 2001 to provide such schedules. If Waterford Florida cannot or fails to do so, or if Waterford Sterling acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Waterford Sterling may terminate this Agreement by giving written notice to Waterford Florida within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Waterford Sterling may consider a disclosure in the Waterford Florida Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in
Section 1.03(a), taken as a whole.

         Section 1.18 Payroll Taxes and Corporate Taxes. All of the payroll taxes and corporate taxes owed by Waterford Florida up to the date of Closing shall remain the responsibility of Waterford Florida.

         Section 1.19 Valid Obligation. This Agreement and all agreements and other documents executed by Waterford Florida in connection herewith constitute the valid and binding obligation of Waterford Florida, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WATERFORD STERLING

         As an inducement to, and to obtain the reliance of Waterford Florida and the Waterford Florida Shareholders, except as set forth in the Waterford Sterling Schedules (as hereinafter defined), Waterford Sterling represents and warrants as follows:

         Section 2.01 Organization. Waterford Sterling is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Waterford Sterling Schedules are complete and correct copies of the certificate of incorporation and bylaws of Waterford Sterling as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Waterford Sterling's certificate of incorporation or bylaws. Waterford Sterling has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Waterford Sterling has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Waterford Sterling's authorized capitalization consists of 30,000,000 shares of common stock, $.01 par value of which 14,637,315 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Waterford Sterling does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Waterford Sterling" also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Filings: Books and Records.

         (a) Waterford Sterling has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

         (b) The books and records, financial and otherwise, of Waterford Sterling are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

         Section 2.05 Information. The information concerning Waterford Sterling set forth in this Agreement and the Waterford Sterling Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Waterford Sterling has fully disclosed in writing to Waterford Florida (through this Agreement or the Waterford Sterling Schedules) all information relating to matters involving Waterford Sterling or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $250,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Waterford Sterling or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Waterford Sterling, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing , including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Waterford Sterling, except as described in Schedule 2.06 (the "Existing Rights").

         Section 2.07 Absence of Certain Changes or Events. Since December 31, 2000.

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Waterford Sterling or
         (ii) any damage, destruction or loss to Waterford Sterling (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Waterford Sterling;

         (b) Waterford Sterling has not (i) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (ii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Waterford Sterling; (iii) made any material change in its method of management, operation, or accounting; or (iv) entered into any transactions or agreements other than in the ordinary course of business.

         (c) to the best knowledge of Waterford Sterling, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Waterford Sterling.

         Section 2.08 Title and Related Matters. Waterford Sterling has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Waterford Sterling balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Waterford Sterling Schedules. Except as set forth in the Waterford Sterling Schedules, Waterford Sterling owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Waterford Sterling's business. Except as set forth in the Waterford Sterling Schedules, no third party has any right to, and Waterford Sterling has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Waterford Sterling or any material portion of its properties, assets, or rights.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Waterford Sterling after reasonable investigation, threatened by or against Waterford Sterling or affecting Waterford Sterling or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. Waterford Sterling has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10      Contracts.
                           ----------

         (a) Waterford Sterling is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

         (b) All contracts, agreements, franchises, license agreements, and other commitments to which Waterford Sterling is a party or by which its properties are bound and which are material to the operations of Waterford Sterling taken as a whole are valid and enforceable by Waterford Sterling in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

         (c) Waterford Sterling is not a party to or bound by, and the properties of Waterford Sterling are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Waterford Sterling.

         Section 2.11 Material Contract Defaults. Waterford Sterling is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Waterford Sterling and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Waterford Sterling has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Waterford Sterling is a party or to which any of its assets or operations are subject.

         Section 2.13 Governmental Authorizations. Waterford Sterling has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Waterford Sterling of this Agreement and the consummation by Waterford Sterling of the transactions contemplated hereby.

         Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, Waterford Sterling has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Waterford Sterling or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15 Approval of Agreement. The board of directors of Waterford Sterling has authorized the execution and delivery of this Agreement by Waterford Sterling and has approved this Agreement and the transactions contemplated hereby.

         Section 2.16 Continuity of Business Enterprises. Waterford Sterling has no commitment or present intention to liquidate Waterford Florida or sell or otherwise dispose of a material portion of Waterford Florida's business or assets following the consummation of the transactions contemplated hereby.

         Section 2.17 Material Transactions or Affiliations. Except as disclosed herein and in the Waterford Sterling Schedules, there exists no contract, agreement or arrangement between Waterford Sterling and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Waterford Sterling to own beneficially, 5% or more of the issued and outstanding common stock of Waterford Sterling and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Waterford Sterling has, or has had since inception of Waterford Sterling, any known interest, direct or indirect, in any such transaction with Waterford Sterling which was material to the business of Waterford Sterling. Waterford Sterling has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.18 Labor Relations. Waterford Sterling has not had work stoppage resulting from labor problems. To the knowledge of Waterford Sterling, no union or other collective bargaining organization is organizing or attempting to organize any employee of Waterford Sterling.

         Section 2.19 Waterford Sterling Schedules. Waterford Sterling has delivered to Waterford Florida the following schedules, which are collectively referred to as the "Waterford Sterling Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Waterford Sterling to be complete, true, and accurate in all material respects as of the date of this Agreement:

          (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Waterford Sterling as in effect as of the date of this Agreement;

          (b) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Waterford Sterling since September 30, 2000, required to be provided pursuant to section 2.07 hereof; and

          (c) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Waterford Sterling Schedules by Sections 2.01 through 2.18.

         Waterford Sterling shall cause the Waterford Sterling Schedules and the instruments and data delivered to Waterford Florida hereunder to be promptly updated after the date hereof up to and including the Closing .

         Section 2.20 Valid Obligation. This Agreement and all agreements and other documents executed by Waterford Sterling in connection herewith constitute the valid and binding obligation of Waterford Sterling, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing (as defined in Section 3.02), Waterford Sterling shall issue 7,000,000 shares of Waterford Sterling common stock to Waterford Florida to obtain 100% of the stock and ownership of Waterford Florida which shall constitute 100% of the issued and outstanding shares of Waterford Florida Common Stock. Each Waterford Florida Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Waterford
Florida  set  forth  on  Schedule  1.17(c)  attached  hereto,  in the  aggregate constituting 100% of the issued and outstanding shares of common stock of Waterford Florida held by each of such shareholders; the objective of such Exchange being the acquisition by Waterford Sterling of 100% of the issued and outstanding common stock of Waterford Florida. In the event the Exchange is consummated, as provided in Section 5.05, but less than 100% of the common stock of is delivered to Waterford Sterling, the number of shares issuable by Waterford Sterling to the Waterford Florida Shareholders as described above shall be reduced proportionately. At the Closing, each Waterford Florida Shareholders shall, on surrender of his certificate or certificates representing such Waterford Florida shares to Waterford Sterling or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Waterford Sterling shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the Waterford Florida Shareholders, all of the shares of capital stock of Waterford Florida shall be held by Waterford Sterling. Upon consummation of the transaction contemplated herein, Waterford Sterling Corporation shall change its name to Waterford Florida, Inc.

     Section  3.02  Closing.   The  closing   ("Closing")  of  the  transactions
contemplated by this Agreement shall take place at a mutually agreeable time and place.

     Section 3.03 Closing Events. At the Closing, Waterford Sterling, Waterford Florida and each of the Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Upon Closing, this Agreement shall become effective as of December 31, 2000.

     Section 3.04 Termination.

     (a) This Agreement may be terminated by the board of directors of either Waterford Sterling or Waterford Florida at any time prior to the Closing if:

                  (i)  there  shall  be  any  actual  or  threatened  action  or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                  (ii)  any  of  the   transactions   contemplated   hereby  are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph (a) of Section 3.04, no obligation, right or liability shall arise hereunder, and each party shall bear its own costs and expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated by the board of directors of Waterford Sterling at any time prior to the Closing if:

                  (i) there shall have been any change after the date of the latest balance sheet of Waterford Florida in the assets, properties, business, or financial condition of Waterford Florida, which could have a materially adverse effect on the financial statements of Waterford Florida listed in Section 1.04(a) taken as a whole, except any changes disclosed in the Waterford Florida Schedules;

                  (ii) the board of directors of Waterford Sterling determines in good faith that one or more of Waterford Sterling's conditions to Closing has not occurred, through no fault of Waterford Sterling.

                  (iii) Waterford Sterling takes the termination action specified in Section 1.16 as a result of Waterford Florida's Schedules or updates thereto which Waterford Sterling finds unacceptable; or

                  (iv) Waterford Florida shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Waterford Florida contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

     If this Agreement is terminated pursuant to this paragraph (b) of Section 3.04, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Waterford Florida shall bear its own costs as well as the reasonable costs of Waterford Sterling in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

     (c) This Agreement may be terminated by the board of directors of Waterford Florida at any time prior to the Closing if Waterford Sterling shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Waterford Sterling contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within thirty (30) days after written notice thereof.

         If this  Agreement  is  terminated  pursuant to this  paragraph  (c) of
Section 3.04, Waterford Florida must provide written notice of its intention to terminate and state reasons for such termination, whereby Waterford Sterling shall have thirty (30) days to cure such items that are unacceptable to Waterford Florida. In the event Waterford Sterling shall fail to cure such items, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

                                  ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.01 Access to Properties and Records. Waterford Sterling and Waterford Florida will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Waterford Sterling or Waterford Florida, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Waterford Sterling or Waterford Florida, as the case may be, as the other shall from time to time reasonably request.

         Section 4.02 Delivery of Books and Records. At the Closing, Waterford Florida shall deliver to Waterford Sterling the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Waterford Florida now in the possession of Waterford Florida or its representatives.

         Section 4.03 Third Party Consents and Certificates. Waterford Sterling and Waterford Florida agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.04 Consent of Waterford Florida Shareholders. Waterford Florida shall use its best efforts to obtain the consent of all Waterford Florida shareholders to participate in the Exchange.

         Section 4.05      Actions Prior to Closing.

     From and after the date of this Agreement until the Closing and except as set forth in the Waterford Sterling Schedules or Waterford Florida Schedules or as permitted or contemplated by this Agreement, Waterford Sterling (subject to paragraph (d) below) and Waterford Florida respectively, will each:

     (i) carry on its business in substantially the same manner as it has heretofore;

     (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

     (iii)maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (v)  use  its  best   efforts  to  maintain   and   preserve  its  business
          organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

     (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

         Section 4.06      Sales Under Rule 144 or 145, If Applicable.
                           -------------------------------------------

         (a) Waterford Sterling will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         (b) Upon being informed in writing by any such person holding restricted stock of Waterford Sterling that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Waterford Sterling will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

         (c) If any certificate representing any such restricted stock is presented to Waterford Sterling's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Waterford Sterling and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Waterford Sterling will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.06 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.07      Indemnification.

         (a) Waterford Florida hereby agrees to indemnify Waterford Sterling and each of the officers, agents and directors of Waterford Sterling as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under
         Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

         (b) Waterford Sterling hereby agrees to indemnify Waterford Florida and each of the officers, agents, and directors of Waterford Florida and each of the Waterford Florida Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

            CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD STERLING

         The obligations of Waterford Sterling under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Waterford Florida in this Agreement were true when made and shall be true at the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except for changes therein permitted by this Agreement). Waterford Florida shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Waterford Florida prior to or at the Closing. Waterford Sterling shall be furnished with a certificate, signed by a duly authorized executive officer of Waterford Florida and dated the Closing, to the foregoing effect.

         Section 5.02 Officer's Certificate. Waterford Sterling shall have been furnished with a certificate dated the Closing and signed by a duly authorized officer of Waterford Florida to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Waterford Florida threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Waterford Florida Schedules, by or against Waterford Florida, which might result in any material adverse change in any of the assets, properties, business, or operations of Waterford Florida.

         Section 5.03 No Material Adverse Change. Prior to the Closing , there shall not have occurred any change in the financial condition, business, or operations of Waterford Florida nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Approval by Waterford Florida Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding common stock of Waterford Florida, unless a lesser number is agreed to by Waterford Sterling.

         Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Waterford Sterling and Waterford Florida after the Closing on the basis as presently operated shall have been obtained.

         Section 5.07      Other Items.
                           ------------

         (a) Waterford Sterling shall have received a list of Waterford Florida's shareholders containing the name, address, and number of shares held by each Waterford Florida shareholder as of the date of Closing, certified by an executive officer of Waterford Florida as being true, complete and accurate; and

         (b) Waterford Sterling shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Waterford Sterling may reasonably request.


                                   ARTICLE VI

            CONDITIONS PRECEDENT TO OBLIGATIONS OF WATERFORD FLORIDA
                          AND THE FLORIDA SHAREHOLDERS

         The  obligations  of  Waterford   Florida  and  the  Waterford  Florida
Shareholders under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Waterford Sterling in this Agreement were true when made and shall be true as of the Closing (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing. Additionally, Waterford Sterling shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Waterford Sterling and the directors of Waterford Sterling shall have approved the Exchange and the related transactions described herein.

Waterford Florida shall have been furnished with certificates, signed by duly authorized executive officers of Waterford Sterling and dated the Closing , to the foregoing effect.

         Section 6.02 Officer's Certificate. Waterford Florida shall have been furnished with certificates dated the Closing and signed by duly authorized executive officers of Waterford Sterling, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Waterford Sterling threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Waterford Sterling Schedules, by or against Waterford Sterling, which might result in any material adverse change in any of the assets, properties or operations of Waterford Sterling.

         Section 6.03 No Material Adverse Change. Prior to the Closing, there shall not have occurred any change in the financial condition, business or operations of Waterford Sterling nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Waterford Sterling and Waterford Florida after the Closing on the basis as presently operated shall have been obtained.

         Section 6.06 Other Items. Waterford Florida shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Waterford Florida may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Waterford Sterling and Waterford Florida agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Waterford Sterling and Waterford Florida each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States,.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to Waterford Sterling, to:      Waterford Sterling  Corporation
                                            200 Knowles Avenue
                                            Winter Park, Florida  32789
                                            Attn: Thomas Tedrow

         With copies to:                    David Loev, Esq.
                                            Vanderkam & Sanders
                                            440 Louisiana, Suite 475
                                            Houston, Texas 77002

         If to Waterford Florida, to:       Waterford Florida, Inc.
                                            200 Knowles Avenue
                                            Winter Park, Florida 32789
                                            Attn: Thomas Tedrow


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.


         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Waterford Sterling and Waterford Florida, and, except as specifically provided, no director, officer, stockholder (other than the Waterford Florida Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.04 and 7.04 above, whether or not the Exchange is consummated, each of Waterford Sterling and Waterford Florida will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing , this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

                  IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                      WATERFORD STERLING CORPORATION.

/s/ Jacob Nyguen
--------------------------------         BY: /s/ Thomas Tedrow
Secretary or Assistant Secretary            ---------------------------------
                                            Thomas Tedrow, President


ATTEST:                                      WATERFORD FLORIDA, INC.

/s/ Jacob Nyguen                         BY: /s/ Thomas Tedrow
--------------------------------             ---------------------------------
Secretary or Assistant Secretary               Thomas Tedrow, President


         The undersigned shareholders of Waterford Florida, Inc. hereby agree to participate in the Exchange on the terms set forth above. Subject to Section
7.11 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of Waterford Florida, Inc. set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.



                                          /s/ Thomas Tedrow,    individually
                                          ---------------------


                                          /s/ Michael Reynolds, individually
                                          ---------------------


                                          /s/ Quoc Nguyen,      individually
                                          ---------------------


                                          ---------------------,individually


         The undersigned officer of Waterford Sterling Corporation hereby agree to approve the foregoing Agreement and the transactions contemplated thereby. Subject to Section 7.11 above, the undersigned hereby represents and affirms that he has read each of the representations and warranties of Waterford Sterling Corporation set out in Article II hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.


                                                  /s/ Thomas Tedrow
                                                --------------------------------
                                                THOMAS TEDROW, President